Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Front Porch Digital, Inc. on Form S-8 of our report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, dated March 31, 2004, except for Note 17 which is as of April 8, 2004, with respect to the consolidated financial statements of Front Porch Digital, Inc. included in its annual report on Form 10-KSB for the year ended December 31, 2003.

                                                               /s/ J.H. Cohn LLP

Roseland, New Jersey
April 12, 2004